Exhibit 23.1(a)


Consent Of Independent Certified Public Accountants





American Artists Film Corporation
Atlanta, Georgia



          We hereby consent to the use in the Registration Statement on Form S-4 of our report dated November 3, 1995, relating to the consolidated financial statements of American Artists Film
Corporation, which is contained in this Registration Statement.

          We also consent to the reference to us under the caption "Experts" in the Registration Statement.



                                   BDO SEIDMAN, LLP





Atlanta, Georgia
September 6, 1996

































                                      Exhibit 23.1(b)


Consent Of Independent Certified Public Accountants





Setab Alpha, Inc.
Ballwin, Missouri



          We hereby consent to the use in the Registration Statement on Form S-4 of our report dated May 1, 1996, relating to the financial statements of Setab Alpha, Inc., which is contained in that Registration Statement.

          We also consent to the reference to us under the caption "Experts" in the Registration Statement.


                                BDO SEIDMAN, LLP





St. Louis, Missouri
September 6, 1996